United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2022

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2022, the Board of Directors and management of Limoneira Company (the “Company”) were notified of Alex M. Teague’s decision to retire as Senior Vice President and Chief Operating Officer of the Company, effective as of February 1, 2022. Effective upon Mr. Teague’s retirement, the Company will eliminate the position of Chief Operating Officer as part of a reorganization of its management structure. The responsibilities of the Chief Operating Officer will be assigned to other executives of the Company.

Separation Agreement

In connection therewith, the Company and Mr. Teague entered into a separation agreement, effective February 1, 2022 (the “Separation Agreement”). Pursuant to the Separation Agreement, (i) Mr. Teague will be paid one year of his annual base salary, which shall be paid in one lump sum within ninety (90) business days of January 12, 2022; (ii) twenty-three thousand nine hundred ninety-nine (23,999) shares of the Company’s common stock granted to Mr. Teague pursuant to the Limoneira Company Omnibus Incentive Plan, shall fully vest; and (iii) he will receive certain other benefits as set forth in the Separation Agreement.

Mr. Teague has agreed to certain confidentiality and non-disclosure provisions and to release any and all claims against the Company, its affiliates and their officers, directors, shareholders, employees, agents, fiduciaries and other representatives in consideration for the benefits provided to him under the Separation Agreement.

Consulting Agreement

On January 12, 2022, the Company and Mr. Teague entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Teague will provide consulting services to the Company beginning February 1, 2022. Mr. Teague’s consulting services will be rendered to the Company on an as needed basis. Mr. Teague will receive an hourly consulting fee for services rendered under the Consulting Agreement. The Consulting Agreement has an indefinite term may be amended or terminated at any time upon mutual agreement of the Company and Mr. Teague.

The foregoing description of the Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and Consulting Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

10.1	Separation Agreement, by and between Limoneira Company and Alex M. Teague, dated January 10, 2022.

10.2	Consulting Agreement, by and between Limoneira Company and AMT Ag Consulting, LLC, dated January 12, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2022	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary